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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2012

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UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

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Maryland              001-12690                       22-1890929

(State or other jurisdiction   (Commission    (IRS Employer

of incorporation)    File Number)               Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ     07728

(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01

Completion of Acquisition or Disposition of Assets.

On August 1, 2012, UMH Properties, Inc. (the “Company”) completed the acquisition of eleven manufactured home communities, ten in Pennsylvania and one in New York, from ARCPA Properties LLC and ARCML06 LLC, both unrelated entities of the Company.  The communities are Carsons, Chambersburg I & II, Chelsea, Collingwood, Crestview, Frieden Manor, Green Acres, Monroe Valley, Mountaintop, Valley View Ephrata I and Valley View Ephrata II (collectively referred to as the “Properties”).  These eleven all-age communities total 968 sites situated on approximately 200 acres.  The average occupancy for these communities is approximately 92%.  The aggregate purchase price was $28,250,000.  The Company obtained a $13,980,000 mortgage from Sun National Bank, paid approximately $8,100,000 in cash, and took down the balance from its margin line.  Interest on the mortgage is variable at LIBOR plus 3%.  This mortgage payable is due on August 1, 2017.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

Pursuant to Regulation S-X, Rule 3-14, the Company is required to present an audited combined statement of revenue and community operating expenses (the "Statement") for the properties acquired for the year ended December 31, 2011.  This Statement along with an unaudited combined statement of revenue and community operating expenses for the six months ended June 30, 2012 will be filed by amendment to this Form 8-K within 71 calendar days after the date of this Form 8-K.

The Company is also required to report the material factors considered in assessing the properties acquired, which are as follows:

Description of Properties

The Properties acquired are eleven manufactured home communities as follows:

Community	Location	Number of Sites	Occupancy	Average Monthly Lot Rent

Carsons	Chambersburg, PA	132	83%	$272
Chambersburg I & II	Chambersburg, PA	98	96%	$280
Chelsea	Sayre, PA	86	98%	$320
Collingwood	Horseheads, NY	103	76%	$366
Crestview	Sayre, PA	100	95%	$306
Frieden Manor	Schuylkill, PA	194	97%	$310

Community	Location	Number of Sites	Occupancy	Average Monthly Lot Rent

Green Acres	Chambersburg, PA	24	100%	$285
Monroe Valley	Jonestown, PA	44	93%	$363
Mountaintop	Narvon, PA	39	92%	$415
Valley View Ephrata I	Ephrata, PA	105	95%	$386
Valley View Ephrata II	Ephrata, PA	43	100%	$423

These communities are situated on approximately 200 acres, have paved streets and driveways and are located in proximity to the Company’s other communities.  All leases are either on an annual or month-to-month basis.

Investment Property and Capital Improvements

The aggregate purchase price for the Properties is $28,250,000, with allocations among land, site and land improvements, rental homes and accessories, equipment and vehicles and notes receivable.  The estimated federal tax basis of the Properties, including land, is approximately $27,039,000.  For federal income tax purposes, the Properties, exclusive of land, will be depreciated over their estimated useful life (27.5 years) on a straight line basis.  The Company does not anticipate any significant capital improvements.

Property Taxes

The annual real estate taxes on the Properties are anticipated to be approximately $270,000.

Insurance Coverage

Insurance on the Properties will be included with the Company’s overall insurance package.  In the opinion of the Company, this coverage is adequate.

After reasonable inquiry, the Company is not aware of any other material factors relating to the properties acquired that would cause the reported financial information not to be necessarily indicative of future operating results.

The Company and its operations are, however, subject to a number of risks and uncertainties.  For a discussion of such risks, see the risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under Item 1A Risk Factors and in the other reports filed by the Company with the Securities and Exchange Commission.

(b)

Pro forma financial information.

Pursuant to Regulation S-X, Article 11, the Company is required to present pro forma financial information.  The following pro forma financial information will be filed by amendment to this Form 8-K within 71 calendar days after the date of this Form 8-K.

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ProForma Consolidated Balance Sheet as of June 30, 2012

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ProForma Consolidated Statement of Income for the year ended December 31, 2011

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ProForma Consolidated Statement of Income for the six months ended June  30, 2012

(c)

Exhibits.

(10)

Purchase and Sales Agreement

(10.1)

Amendment to Purchase and Sales Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date:  August 6, 2012

By:      /s/ Anna T. Chew

Name:

Anna T. Chew

Title:

Vice President and

Chief Financial Officer

Exhibit Index

Exhibit No.

Description

(10)

Purchase and Sales Agreement

(10.1)

Amendments to Purchase and Sales Agreement